Atlanta, Georgia

August 04, 2005

PRESS RELEASE

FOR IMMEDIATE RELEASE

Cagle's Inc. Reports First Quarter Earnings

Of $1.4 million, or $.30 Per Share

Cagle's Inc. today reported the following results for its first quarter ended July 02, 2005.

Net income for the first quarter of fiscal 2006 was $1.4 million or $.30 per diluted share as compared with a net income of $6.2 million or $1.30 per diluted share for the first quarter of fiscal 2005.

In general, quoted poultry markets for the first three months of our current fiscal year were approximately 28% lower than the first quarter of fiscal 2005. In large part the decrease in market price can be attributed to the commodity boneless breast market, a product segment that Cagle’s is transitioning from as we continue to realign our operations to serve the Deli and Fast Food markets which require a smaller, more tender bird. This shift in Cagle’s product mix allowed us to offset a portion of the decrease in quoted markets as our average price per pound reflected a reduction of only 17% for the first quarter of 2006 versus the same period in fiscal 2005. In support of margins, feed prices for the first three months of fiscal 2006 were 23% less than the same period last year.

Cagle's Inc.

/s/ J. Douglas Cagle

J. Douglas Cagle

Chairman, CEO

Forward-Looking Statements:

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Cagle's Inc. and its management are forward looking statements. It is important to note that the actual results could differ materially from those projected. Factors that could cause actual results to differ materially from those project in such forward-looking statements include: additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the Company’s poultry products; matters affecting the poultry industry in general, including fluctuations in the commodity prices of feed ingredients and chicken; contamination of our products leading to product liability claims and recalls; exposures to risks related to property damage and injuries to persons for which insurance is limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; trade barriers; changes in laws or regulations affecting our operations as well as competitive factors and pricing pressures; and the impact of uncertainties of litigations as well as other risk factors.

Cagle's Inc.

Consolidated Statements of Income (in thousands except per share amounts)

(Unaudited)

Three Months Ended

                 July 02, 2005

     July 03, 2004

Net Sales

$   61,593

$  67,152

Cost and Expenses:

Cost of Sales

     56,981

    55,055

Selling, general, and administrative

       3,240

      2,921

Total Cost and Expenses

     60,221

    57,976

Operating Income (Loss)

       1,372

      9,176

Other Income (Expense):

Interest

         (624)                     (701)

Miscellaneous

           525                         13

Total Other Income (Expense) Net

            (99)                    (688)

Earnings from unconsolidated affiliates

                      975

       1,116

Income (loss) before income taxes

         2,248

                 9,604

 Income tax expense (benefit)

                      809                    3,442

Net Income (Loss)

   $    1,439

$     6,162

Net Income (Loss) per share

              $       .30

      $ 1.30

Cagle's Inc.

Condensed Consolidated Balance Sheet (in thousands)

(Unaudited)

ASSETS

        July 02, 2005         July 03, 2004

Current assets

$     33,581

$    36,124

Investments in affiliates

         6,781                     5,092

Other assets

         9,945

      14,347

Property, plant, and equipment, net

       45,007

      44,496

Total Assets

$     95,314

 $   99,059

LIABILITIES AND STOCKHOLDER’S EQUITY

Current maturities of long-term debt

$        3,488

$     2,920

Trade accounts payable

        11,060

               13,819

Other current liabilities

6,293                  8,423

Total current liabilities

         20,841                25,162

Long-term debt less current maturities

                   27,228                32,043

Other non-current Liabilities

     -

       1,423

Total Stockholders Equity

         47,245                40,428

LIABILITIES AND STOCKHOLDER’S EQUITY

$       95,314

            $  99,059